UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(404) 539-1147
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 13, 2016, Meridian Waste Solutions, Inc., a New York corporation (the “Corporation”), entered into those certain securities exchange agreements (the “Securities Exchange Agreements”) by and between the Corporation and each holder of the Corporation’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”), (collectively, the “Holders” and each, individually, a “Holder”) to effect the exchange of all shares of Series B Preferred for shares of the Corporation’s common stock.

Pursuant to the Securities Exchange Agreements, the Corporation agreed to issue to the Holders a total of nine million nine hundred ninety-nine thousand nine hundred ninety-nine (9,999,999) shares of the Corporation’s common stock, par value $0.025 per share (the “Common Stock”), with each Holder being issued three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) shares of Common Stock, subject to and in accordance with the terms set forth in the Securities Exchange Agreements in consideration for the cancellation of all shares of Series B Preferred owned by the Holders. Upon cancellation of the Series B Preferred pursuant to the Securities Exchange Agreements, there are no shares of Series B Preferred issued and outstanding.

The above descriptions of the Securities Exchange Agreements do not purport to be complete and are qualified in their entirety by the full text of the form of such document, which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01  Exhibits.

Exhibit No.	Description

10.1	Form of Securities Exchange Agreement for Series B Preferred Stock, dated October 13, 2016*

 *filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: October 18, 2016	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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